EXHIBIT 3i.2

                                                                 FILED
                                                           SECRETARY OF STATE
                                                         DIVISION OF CORPORATION

                                                           2003 AUG 26 pm 12:56

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF

                          WORLDWIDE FILM FUNDING, INC.
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                                 (present name)

                                  P03000077763
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                   (Document Number of Corporation (If known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

       Article V. Capital Stock

          The Corporation shall have authority to issue 100,000,000 shares of common stock par value .001. The Corporation shall have authority to issue 10 shares of preferred convertible stock. Each share of preferred stock is convertible into two million shares of common stock and may be fractionally issued. The preferred stock is issued at the discretion of the President of the company.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

          This Amended has been authorized by the President of the Corporation and the Chairman of the Board, Gary Gordon.

THIRD: The date of each amendment's adoption: 08/04/03
                                              ----------------------------------

FOURTH: Adoption of Amendment(s) (CHECK ONE)

     [ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                "The number of votes cast for the amendment(s) was/were
                 sufficient for approval by _________________________________ ."
                                                      (voting group)

     [x] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 4th day of August, 2003.

Signature /s/ [ILLEGIBLE]
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          (By the Chairman or Vice Chairman of the Board of Directors, President
          or other officer if adopted by the shareholders)

                                       OR
                  (By a director if adopted by the directors)

                                       OR
              (By an incorporator if adopted by the incorporators)

                               /s/ Gary J. Gordon
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                            (Typed or printed name)

                        President, Chairman of the Board
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                                    (Title)